UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

May 20, 2014

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 20, 2014, we held our 2014 Annual Meeting of Stockholders. Only stockholders of record as of the close of business on April 8, 2014 were entitled to vote at the 2014 Annual Meeting. As of April 8, 2014, 48,996,108 shares of common stock were outstanding and entitled to vote at the 2014 Annual Meeting. At the 2014 Annual Meeting, 45,233,064 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum for the meeting.

The following three proposals, each of which are described in detail in our definitive proxy statement filed with the Securities and Exchange Common on April 18, 2014 (the “Proxy”) were before the meeting, and received the following votes:

Proposal 1: Election of Eight Directors to Serve until the 2015 Annual Meeting. The following individuals were elected to serve as directors of the Company:

Name of Director Nominees	For	Withheld	Broker Non-Votes
Charles N. Bralver	38,769,750	49,701	6,413,613
Timothy J. Conway	38,748,848	70,603	6,413,613
Bradley E. Cooper	38,766,930	52,521	6,413,613
Brian L.P. Fallon	38,709,611	109,840	6,413,613
Frank R. Noonan	38,740,020	79,431	6,413,613
Maureen P. O’Hara	38,679,881	139,570	6,413,613
Peter A. Schmidt-Fellner	38,769,750	49,701	6,413,613
Richard E. Thornburgh	38,744,402	75,049	6,413,613

Proposal 2: Reaffirmation of the material terms of the performance-based goals in the Company’s Amended and Restated 2006 Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code. The stockholders reaffirmed the material terms of the performance-based goals in the Company’s Amended and Restated 2006 Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code, as disclosed in the Proxy.

For	Against	Abstain	Broker Non-Votes
38,663,490	145,931	10,030	6,413,613

Proposal 3: Ratification of the appointment of KPMG LLP as NewStar’s Independent Registered Public Accounting Firm for the 2014 Fiscal Year. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain	Broker Non-Votes
45,178,258	53,706	1,100	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: May 23, 2014	By:	/s/ John K. Bray
John K. Bray
Chief Financial Officer